EXHIBIT 4(d)

                FIRST AMENDMENT TO REVOLVING LOAN AGREEMENT,
                  PROMISSORY NOTE AND OTHER LOAN DOCUMENTS


         AGREEMENT, made this 23rd day of October 2003 between JACLYN, INC. ("Borrower"), a corporation organized and existing pursuant to the laws of the State of Delaware, having an address at 635 59th Street, West New York, New Jersey 07093 (hereinafter referred to as, "Borrower") and HUDSON UNITED BANK, a New Jersey corporation, (hereinafter referred to as, "Bank"), located at 1000 MacArthur Boulevard, Mahwah, New Jersey 07430.


                            W I T N E S S E T H:

         WHEREAS:

         A. Borrower entered into a revolving loan agreement with Bank on December 23, 2002 (the "Loan Agreement") and pursuant to such Loan Agreement, Borrower executed and delivered to Bank its promissory note in the original principal amount of THIRTY-TWO MILLION AND 00/100 (32,000,000.00) DOLLARS dated December 23, 2002 (the "Revolving Note");

         B. Borrower has now requested that Bank increase the amount of funds available under the Revolving Loan from "THIRTY-TWO MILLION AND 00/100 (32,000,000.00) DOLLARS" to "FORTY MILLION AND 00/100 (40,000,000.00) DOLLARS,"
extend the maturity date of the Revolving Loan and Revolving Note from "December 1, 2004" to "December 1, 2005," increase the amount of the direct debt sub-limit under the Revolving Loan from "$22,000,000.00" to "$25,000,000.00," increase the over-advance limit from "$5,000,000.00" to "$8,000,000.00" for the period July 31st through November 30th and make certain other modifications and changes to the Loan Agreement; and

         C. Bank has agreed to increase the amount of funds available under the Revolving Loan from "THIRTY-TWO MILLION AND 00/100 (32,000,000.00) DOLLARS" to "FORTY MILLION AND 00/100 (40,000,000.00) DOLLARS," to extend the maturity date of the Revolving Loan and Revolving Note from "December 1, 2004" to "December 1, 2005," to increase the amount of the direct debt sub-limit under the Revolving Loan from "$22,000,000.00" to "$25,000,000.00," to increase the over-advance limit from "$5,000,000.00" to "$8,000,000.00" for the period July 31st through November 30th and to make certain other modifications and changes to the Loan Agreement strictly in accordance with the terms and conditions of this Agreement.

                  NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereto agree as follows:

                  1. In connection with Bank's agreement to increase the amount of funds available under the Revolving Loan, Borrower has this date executed and delivered to Bank its promissory note in the original principal amount of FORTY MILLION AND 00/100 (40,000,000.00) DOLLARS in the form attached hereto as Schedule A (hereinafter, the "Restated Secured Revolving Note") which note shall replace and supersede, but shall not be considered a repayment of, the Revolving Note. Any and all interest due and owing under the Revolving Note and any further amounts evidenced by the Revolving Note shall hereafter be evidenced by the Restated Secured Revolving Note and any unpaid interest under the under the Revolving Note shall be payable on the first payment date on the Restated Secured Revolving Note.

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

                  2. Paragraph 1.47 of the Loan Agreement is amended to read as follows:

                           "1.47. "Termination Date" shall mean the earlier of
December 1, 2005, or the date on which Lender terminates this Agreement pursuant to Section 12.1 of this Agreement."

                  3. Paragraph 2.1 of the Loan Agreement is amended to read as follows:

                           "2.1. Advances. Subject to the terms and conditions
of this Agreement including, without limitation, the Maximum Facility and relying upon the representations and warranties set forth in this Agreement, for so long as no Default or Event of Default shall have occurred and shall be continuing, Lender shall make Advances to Borrower on its request, from time to time during the term of this Agreement in an amount ("Borrowing Capacity") not to exceed at any one time outstanding the lesser of:

                           (a)      TWENTY-FIVE MILLION and 00/100
(25,000,000.00) Dollars, or

                           (b)      the sum of (i) eighty-five (85) percent of
the face amount of Borrower's Eligible Receivables, (ii) fifty (50) percent of the Value of Borrower's Eligible Inventory, and (iii) fifty (50) percent of the outstanding face amount of Letters of Credit issued under this Agreement, plus in each case, for the period from July 31st through November 30th only, $8,000,000.00 provided an officer of Borrower submits to Lender an Authenticated Record within twenty (20) days of the end of July, August, September, October and November stating that sixty-five (65) percent of the value of all Eligible Inventory is subject to confirmed bona fide purchase orders with unrelated third parties. Value shall mean the lower of cost or the fair market value of such Inventory, as reflected on the books and records of Borrower.

                  For the purpose of calculating the Borrowing Capacity under Subsection 2.1(b), the face of all Letters of Credit shall be deducted from such sum. Within the limits of the Borrowing Capacity, and subject to the limitations set forth in this Agreement, Borrower may borrow, repay and reborrow Advances."

                  4. The undersigned Borrower and Guarantors acknowledge and agree that the term "Obligation" or "Obligations," as defined in the Loan Agreement, shall include the Restated Secured Revolving Note referred to in this Agreement

                  5. Any reference in any document executed and/or delivered in connection with the Loan Agreement to the "Agreement" or the "Loan Agreement" shall mean the revolving loan agreement dated December 23, 2002 as amended by this Agreement. Any reference in any document executed and/or delivered in connection with the Loan Agreement to the Revolving Note shall mean the note attached hereto as Schedule A. All of the provisions of the Restated Secured Revolving Note, the Loan Agreement or any other document executed or delivered in connection with the Loan Agreement (collectively, the "Loan Documents") are amended so that such terms shall be consistent with the provisions of this Agreement. Notwithstanding the foregoing, and to the extent that there is any inconsistency between the provisions of those agreements and this Agreement, the provisions of this Agreement shall govern.

                  6. Bank's agreement to increase the amount of funds available under the Revolving Loan, to extend the maturity date of the Revolving Loan and Revolving Note from "December 1, 2004" to "December 1, 2005," to increase the amount of the direct debt sub-limit under the Revolving Loan from $22,000,000.00 to $25,000,000.00, to increase the over-advance limit from "$5,000,000.00" to "$8,000,000.00" for the period July 31st through November 30th and to otherwise modify the Loan Agreement and the other Loan Documents is not and shall not be construed as a waiver of any current or future default under the Revolving Note, the Restated Secured Revolving Note, the Loan Agreement or any other Loan Document nor shall it preclude Bank from proceeding against Borrower on any such default. This Agreement is also not a relinquishment of any rights or remedies Bank may have in connection with the Revolving Note, the Restated Secured Revolving Note, the Loan Agreement or any other Loan Document.

                  7. As a material condition to the entering into of this Agreement, Borrower and the undersigned Guarantors by executing this Agreement voluntarily and expressly waive any and all rights to assert a claim, counterclaim or defense which now exists of which they have actual knowledge against Bank arising out of or in any way connected with the Restated Secured Revolving Note, the Loan Agreement or any other Loan Document. The foregoing waiver shall apply to any action instituted by any of the undersigned and to any action or proceeding brought against any of the undersigned by Bank. The term "actual knowledge" means the conscious awareness of those officers of Borrower and the undersigned guarantors who have given substantive attention to this Agreement, of facts or information relating to such a claim, counterclaim or defense, without undertaking any investigation to determine the existence or absence of any such facts or information, either within Borrower or any of the undersigned guarantors or otherwise.

                  8. Borrower and the guarantors by executing this Agreement acknowledge that there is due and owing on the Restated Secured Revolving Note the principal sum of $17,700,000.

                  9. BORROWER AND THE GUARANTORS BY EXECUTING THIS AGREEMENT ACKNOWLEDGE THAT HE, SHE OR IT HAS HAD A FULL AND FAIR OPPORTUNITY TO REVIEW THIS AGREEMENT AND THE DOCUMENTS REFERRED TO HEREIN WITH COUNSEL OF HIS, HER OR ITS CHOICE AND THAT HE, SHE OR IT HAS BEEN ADVISED AS TO THEIR TERMS AND CONDITIONS, WHICH ARE ACCEPTABLE TO HIM, HER OR IT. FURTHER, EACH CONFIRMS THAT IN DELIVERING THIS AGREEMENT TO BANK, HE, SHE OR IT IS NOT RELYING ON ANY PROMISE, COMMITMENT, REPRESENTATION OR UNDERSTANDING, EITHER EXPRESS OR IMPLIED, MADE BY OR ON BEHALF OF BANK THAT IS NOT EXPRESSLY SET FORTH HEREIN, OR IN THE LOAN AGREEMENT, THE REVOLVING NOTE, THE RESTATED SECURED REVOLVING NOTE OR ANY OTHER LOAN DOCUMENT. BORROWER AND THE GUARANTORS BY EXECUTING THIS AGREEMENT AND THE RESTATED SECURED REVOLVING NOTE ACKNOWLEDGE AND UNDERSTAND THAT ALL OBLIGATIONS UNDER THE RESTATED SECURED REVOLVING NOTE ARE DUE AND PAYABLE IN ACCORDANCE WITH THE LOAN AGREEMENT AS AMENDED BY THIS AGREEMENT, UNLESS BANK IN ITS SOLE AND ABSOLUTE DISCRETION EXTENDS THE MATURITY DATE OF SUCH OBLIGATION AND THAT BANK HAS NOT MADE ANY REPRESENTATION THAT IT WILL EXTEND THE MATURITY DATE OF SUCH OBLIGATION.

                  10. This document may be executed in one or more counterparts and all such documents taken together shall be considered one original document.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized on the day and year first above written

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

WITNESS:                            JACLYN, INC.




/s/ DAVID S. YANAGISAWA             by: /s/ ANTHONY C. CHRISTON
--------------------------------        -------------------------------------
                                        Name: Anthony C. Christon
                                        Title: Chief Financial Officer &
                                                 Treasurer



WITNESS:                            HUDSON UNITED BANK


                                    by  /s/ DAVID S. YANAGISAWA
--------------------------------        -------------------------------------
                                        David S. Yanagisawa
                                        Senior Vice President


         For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned guarantors of the performance and payment of Borrower, do hereby approve all of the terms and conditions of this Agreement, do hereby approve the execution and delivery of this Agreement by Jaclyn, Inc., do hereby acknowledge and confirm their continuing liability and responsibility to Hudson United Bank with respect to the debts referred to in this Agreement and the Loan Agreement including, without limitation, the Restated Secured Revolving Note.

WITNESS:                            Bonnie International
                                    (Hong Kong) Limited


                                    by  /s/ ANTHONY C. CHRISTON
--------------------------------        -------------------------------------
                                        Name: Anthony C. Christon
                                        Title: Chief Financial Officer

WITNESS:                            JLN, Inc.


                                    by  /s/ ANTHONY C. CHRISTON
--------------------------------        -------------------------------------
                                        Name: Anthony C. Christon
                                        Title: Chief Financial Officer

WITNESS:                            Josell Global Sourcing Ltd.


                                    by  /s/ ANTHONY C. CHRISTON
--------------------------------        -------------------------------------
                                        Name: Anthony C. Christon
                                        Title: Chief Financial Officer

WITNESS:                            Investments (JLN) Ltd.


                                    by  /s/ ANTHONY C. CHRISTON
--------------------------------        -------------------------------------
                                        Name: Anthony C. Christon
                                        Title: Chief Financial Officer

WITNESS:                            Max N. Nitzberg, Inc.


                                    by  /s/ ANTHONY C. CHRISTON
--------------------------------        -------------------------------------
                                        Name: Anthony C. Christon
                                        Title: Chief Financial Officer

                      [Signatures continue next page]


WITNESS:                            Topsville, Inc.


                                    by  /s/ ANTHONY C. CHRISTON
--------------------------------        -------------------------------------
                                        Name: Anthony C. Christon
                                        Title: Chief Financial Officer

WITNESS:                            The Bag Factory Inc.


                                    by  /s/ ANTHONY C. CHRISTON
--------------------------------        -------------------------------------
                                        Name: Anthony C. Christon
                                        Title: Chief Financial Officer

                      RESTATED SECURED REVOLVING NOTE
                      -------------------------------


$40,000,000.00                                         Mahwah, New Jersey
                                                       October 23, 2003


                  FOR VALUE RECEIVED, JACLYN, INC., a corporation having an address at 635 59th Street, West New York, New Jersey 07093 ("Borrower"), promises to pay to the order of HUDSON UNITED BANK ("Lender"), at 1000 MacArthur Boulevard, Mahwah, New Jersey 07430 or at such other place as Lender may from time to time in writing designate, the principal sum of each Advance made by Lender to Borrower under that certain revolving loan agreement dated December 23, 2002 between Borrower and Lender as it may be subsequently amended and/or modified (collectively, the "Loan Agreement") (the Loan Agreement together with all of the other documents, instruments or agreements executed in connection therewith, as the same may be modified, amended, restated or replaced from time to time are hereinafter collectively referred to as, the "Loan Documents"). The aggregate unpaid principal balance hereof shall not exceed at any time the sum of FORTY MILLION and 00/100 (40,000,000.00) DOLLARS. Capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the Loan Documents. The entire unpaid principal balance hereof, together with the accrued interest thereon and accrued late charges, if any, and all other sums due hereunder and under the Loan Documents shall be due and payable on the Termination Date.

                  Borrower also promises to pay interest to Lender monthly, in arrears, on the first day of each month commencing on January 1, 2003 on the average daily unpaid principal balance of this Note at the rate set forth in
Section 3.1 of the Loan Agreement.

                  This is the "Revolving Note" referred to in the Loan Agreement and is entitled to the benefit of all of the terms and conditions and the security of all of the security interests and liens granted by Borrower or any other person to Lender pursuant to the Loan Agreement or any other Loan Document. Upon the occurrence and during the continuance of any Event of Default, the entire unpaid principal amount owed Lender hereunder shall, at the option of Lender, become immediately due and payable without further notice or demand, all as provided in the Loan Agreement.

                  This Note replaces and supersedes (but shall not be considered a repayment of) a note of the Obligor dated December 23, 2002 in the original principal amount of $32,000,000.00 (the "Prior Note"). Any and all amounts evidenced by the Prior Note shall hereafter be evidenced by this Note and any accrued but unpaid interest due and owing under the Prior Note shall be payable on the first interest payment date hereunder.

                  Whenever any payment to be made under this Note shall be stated to be due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day and such extension of time shall be included in the computation of any interest then due and payable hereunder.

                  The undersigned and all other parties who, at any time, may be liable hereon in any capacity waive presentment, demand for payment, protest and notice of dishonor of this Note. This Note and any provision hereof may not be waived, modified, amended or discharged orally, but only by an agreement in writing which is signed by the holder and the party or parties against whom enforcement of any waiver, change, modification, amendment or discharge is sought.

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

                  This Note shall be governed by and construed under the internal laws of the State of New Jersey, as the same may from time to time be in effect, without regard to principles of conflicts of laws thereof.

                  IN WITNESS WHEREOF, the undersigned has executed this Note the day and year first above written.

WITNESS:                            JACLYN, INC.


/s/ DAVID S. YANAGISAWA             by /s/ ANTHONY C. CHRISTON
-------------------------------        ------------------------------------
                                       Name: Anthony C. Christon
                                       Title: Chief Financial Officer &
                                                 Treasurer

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